CUSIP No. 45815C103                    13D                             EXHIBIT B


                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that Nomura Holding America Inc. does hereby make, constitute and appoint Howard Gellis of Nomura Securities International, Inc., 2 World Financial Center, Building B, New York, New York 10281, its true and lawful attorney with full power of substitution to execute and deliver in its name and on its behalf such agreements, instruments and other papers or documents as he may determine to be necessary or appropriate in connection with the $24,000,000 bridge financing of Intellicall, Inc., consisting of up to $16,000,000 of Senior Secured Notes, Series A, and $8,000,000 of Senior Secured Notes, Series B, and Warrants to purchase shares of Common Stock of Intellicall, Inc. (such determination to be conclusively evidenced by such execution and delivery), granting unto said attorney-in-fact full power and authority to act in the premises as fully and to all intents and purposes as Nomura Holding America Inc. might or could do if personally present by one of its officers, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has duly subscribed these presents this 4th day of August, 1994.


                                        NOMURA HOLDING AMERICA INC.


                                        By: /s/ John E. Toffolon, Jr.
                                            ---------------------------------
                                            John E. Toffolon, Jr.
                                            Co-Chief Financial Officer,
                                            Chief Administrative Officer
                                            and Executive Vice President